UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ADAMS RESOURCES & ENERGY, INC.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2019

To the Shareholders of Adams Resources & Energy, Inc.:

The Annual Meeting of Shareholders of Adams Resources & Energy, Inc. will be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Tuesday, May 14, 2019 at 11:00 a.m., Houston time, to consider the following matters:

1. To elect a board of five directors to serve for the next year or until their successors are elected and qualified;

2.  To consider and act upon an Advisory Resolution on Executive Compensation; and

3. To transact any other business as may properly come before the annual meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement.  The close of business on April 1, 2019 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary

Houston, Texas
March 22, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 14, 2019.

OUR PROXY STATEMENT AND 2018 ANNUAL REPORT
ARE ALSO AVAILABLE AT www.adamsresources.com.

YOU ARE INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.

ADAMS RESOURCES & ENERGY, INC.

PROXY STATEMENT
FOR
2019 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 14, 2019

This Proxy Statement and accompanying proxy are being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors (“Board”) of Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), for use at our 2019 Annual Meeting of Shareholders to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Tuesday, May 14, 2019 at 11:00 a.m., Houston time, and any and all adjournments thereof, (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 9, 2019. Unless otherwise indicated, the terms “the Company,” “our,” “we,” “us” and similar terms refer to Adams Resources & Energy, Inc. together with our subsidiaries.

We will pay the cost of solicitation of the proxies.  In addition to solicitation by mail, proxies may be solicited personally by telephone or e-mail by our directors, officers and employees, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.  We will bear the compensation and expenses of such firms, if any, which are not expected to exceed $1,000. Currently, we have not entered into any arrangements with any firm to aid in the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on April 1, 2019, the record date of those entitled to receive notice of and to vote at the Annual Meeting, we had outstanding 4,217,596 shares of common stock, $0.10 par value per share (“Common Stock”).  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be considered present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast. Broker non-votes (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the shareholder) will be treated the same as abstentions. Therefore, abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.  Each share of Common Stock is entitled to one vote on all issues requiring a shareholder vote at the Annual Meeting.  Shareholders may not cumulate their votes for the election of directors.

The election of directors and the advisory resolution on executive compensation are not considered “routine matters.”  Thus, if a shareholder does not vote its shares with respect to any of these matters, such shareholder’s bank or broker may not vote such shares and such shares will be left unvoted on the matter.

All shares represented by properly executed or submitted proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted “FOR” the election as directors of the nominees listed herein, “FOR” the advisory resolution on executive compensation, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.  The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to our Secretary at the address set forth above or by voting in person at the Annual Meeting.  However, simply attending the Annual Meeting and not voting will not revoke a previously submitted proxy.

ITEM 1 - APPROVAL OF NOMINEES FOR DIRECTOR

ELECTION OF DIRECTORS

The persons named in the enclosed proxy have been selected by the Board of Directors to serve as proxies (“Proxy Holders”) and will vote the shares represented by valid proxies at the Annual Meeting and any adjournments thereof.  The Proxy Holders have indicated that they intend to vote “FOR” each of the persons named as a nominee below under “Nominees for Director” unless authority to vote in the election of directors is withheld on each proxy or unless otherwise specified on each proxy.  Each duly elected director will hold office until the 2020 Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified.  Although our Board does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the Proxy Holders will vote for the election of such other person as may be nominated by the Board.  Proxies cannot be voted in the election of directors for more than six persons, as that is the number of nominees named herein.

Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Withholding authority will have the effect of a vote cast “AGAINST” Item 1.  Broker non-votes will not be counted in the tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed below to our Board of Directors.

For each of our directors, the following table sets forth their names, ages, principal occupations, other directorships of public companies held by them and length of continuous service as a director of the Company.  Any directorship of public companies held by the nominees within the last five years is also presented below.

		Principal Occupation	Director
Nominee	Age	and Other Directorships	Since

Townes G. Pressler	83	Executive Chairman and Chairman of the Board of the Company	2011

Michelle A. Earley	47	Partner — Locke Lord LLP	2015

Murray E. Brasseux	70	Retired — Former Bank Managing Director	2015
		Director and member of Audit & Conflicts Committee of
		general partner of Enterprise Products Partners, L.P.

Richard C. Jenner	57	Co-Managing Partner — Endeavor Natural Gas, LP	2016

W.R. Scofield	66	President and Chief Operating Officer — KSA Industries, Inc.	2016

Townes G. Pressler

        Mr. Pressler was appointed our Executive Chairman and Chairman of the Board in September 2017. Mr. Pressler is President and founder of Tepee Petroleum, an independent oil and gas producer based in Houston, that he founded in 1978. He was also the founder and chairman of VSO Inc. (formerly Pressler Petroleum Consultants, Inc.), which provides engineering consulting services and appraisals, which he founded in 1985, and divested his interest in October 2018.  Prior to 1985, Mr. Pressler was President of Philip Hill Energy, President of Republic Oil and Gas Corp., and Chief Petroleum Engineer for Barnhart Co. after his initial years with Exxon.  Mr. Pressler is a 1959 graduate of the University of Texas and holds a Bachelor of Science in Petroleum Engineering, and is a Registered Professional Engineer.

Mr. Pressler has been nominated to serve on the Board in light of his extensive business and management experience in the energy industry.

Michelle A. Earley

        Ms. Earley is a Partner at the law firm of Locke Lord LLP, having joined the law firm in 1998 and having served as a Partner since 2008. Ms. Earley has extensive experience in merger, acquisition, and disposition transactions, securities regulation matters and securities offerings, including representing purchasers and sellers of publicly-traded and privately-held companies, representing issuers and selling shareholders in connection with the public offering and private placement of debt and equity securities, tender offers, exchange offers and advising management and boards of directors on general corporate governance matters.  She holds an undergraduate degree from Texas A&M University and a Juris Doctor from Yale Law School.

Ms. Earley has been nominated to serve on the Board in light of her extensive experience in merger and acquisition transactions, including representing publicly traded companies for many years.

Murray E. Brasseux

        Mr. Brasseux has extensive banking experience including energy lending practices.  He retired from Compass Bank in December 2014 after 20 years of service, having most recently served as Managing Director of Oil & Gas Finance. Mr. Brasseux also served as a consultant to Compass Bank from January 2015 to June 2015 and as a consultant to Loughlin Management Partners (a restructuring and advisory firm) from June 2015 to December 2017. Mr. Brasseux also serves on the board of directors and audit and conflicts committee of the general partner of Enterprise Products Partners, L.P. and on the board of the Rare Book School (an affiliate of the University of Virginia). He holds a Bachelor of Science in Finance and a Master of Science in Finance from Louisiana State University.

Mr. Brasseux has been nominated to serve on the Board in light of his extensive experience in the banking industry, including energy lending practices.

Richard C. Jenner

        Mr. Jenner is the co-managing partner of Endeavor Natural Gas, LP (“Endeavor”), a position he has held since he founded the company in November 2001. Endeavor is a private equity backed upstream energy company with operations throughout Texas and Louisiana.  Mr. Jenner has been active in the oil and gas industry for over 30 years, having worked for Santa Fe Minerals, Torch Energy Advisors and Tepee Petroleum Company. His experience throughout his career has touched on all aspects of running an independent oil and gas producer, including: operations, engineering, accounting, and mergers and acquisitions. Mr. Jenner holds a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines and a Master of Business Administration from the University of Chicago.

Mr. Jenner has been nominated to serve on the Board in light of his extensive experience in the oil and gas industry and his broad management experience.

W. R. Scofield

        Mr. Scofield is the President and Chief Operating Officer of KSA Industries, Inc. (“KSAI”), our affiliate, having served in this position since April 2015. Mr. Scofield served as Vice President of Corporate Development and Tax Planning at KSAI for more than five years prior to 2015. He has extensive experience with a diverse group of businesses, including oil and gas, agriculture, automotive, insurance and professional sports.  Mr. Scofield is a graduate of the University of Texas and holds a Bachelor of Business Administration and a Master of Professional Accounting, specializing in taxation.

Mr. Scofield has been nominated to serve on the Board in light of his extensive experience with the oil and gas industry.

Director Independence

Our Board of Directors is comprised of a majority of independent directors as defined under NYSE American listing standards. There are no family relationships among any of our directors or executive officers.  The Board has determined that the following Directors are independent: Messrs. Brasseux and Jenner and Ms. Earley. The Board has determined that none of the designated independent directors have any relationship that, under NYSE American rules, would preclude their service on any of the standing committees of the Board.  In making its determination, the Board considered transactions and relationships between each director or his immediate family and us and our subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons” below.  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship they or their family members may have had with us, our subsidiaries, our independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination.  Messrs. Pressler and Scofield are considered inside directors because of their employment with the Company and KSAI, respectively.

Meetings and Committees of the Board of Directors

During 2018, the full Board of Directors met nine times and all director nominees attended all of the meetings of the Board and the committees on which they served for the period in which they held office.  It is our policy that all persons nominated for election to the Board at the time of the annual meeting be present at such meeting.  All directors at the time of the 2018 annual meeting attended the 2018 annual meeting.  The Board has four standing committees – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee.

Committees	Summary of	Committee	Meetings in
of the Board	Responsibilities	Members	2018

Audit	Retains independent registered public accounting firm and pre-approves their services. Reviews and approves financial statements, internal controls and related party transactions.	Bell (1)	Six
Reinauer (2)
Brasseux (3)
Jenner

Compensation	Evaluates the performance of the Chief Executive Officer or Executive Chairman and establishes the compensation of the Chief Executive Officer or Executive Chairman and other executive officers.	Brasseux (4)	Five
Reinauer (2)
Jenner (5)
Bell (6)

Nominating and Corporate Governance	Identifies, considers and recommends to the Board nominees for directors. Periodically assesses corporate governance and makes recommendations to the Board.	Brasseux (4)	One
Bell (6)
Reinauer (2)
Earley (7)
Jenner

Investment	Evaluates, reviews and monitors investment, acquisition and divestiture transactions.	Jenner (5)	Six
Bell (6)
Brasseux
Earley
Scofield
______________________________
(1) Mr. Bell was an independent director, served as Chairman of the Audit Committee and was our designated Audit Committee financial expert under Item 407(d) (5) of Regulation S-K until his passing on February 27, 2019.
(2) Mr. Reinauer retired from the Board effective May 8, 2018.
(3)  Mr. Brasseux is an independent director and was appointed interim Chairman of the Audit Committee upon Mr. Bell’s death, until a new member is appointed. He was designated the Audit Committee financial expert under Item 407(d) (5) of Regulation S-K.
(4)  Mr. Brasseux served as Chairman of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee until March 11, 2019.
(5) Mr. Jenner is an independent director and serves as Chairman of the Investment Committee. Mr. Jenner was appointed Chairman of the Compensation Committee on March 11, 2019.
(6) Mr. Bell was a member of the committee until his death on February 27, 2019.
(7) Ms. Earley was appointed Chairman of the Nominating and Governance Committee on March 11, 2019.

The responsibilities of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Investment Committee are described in each of the committees’ respective charters, which were adopted by the respective committees and the Board.  These committee charters are available on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.  Copies may also be obtained by writing to Investor Relations, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

Nomination Policy

The Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors to be considered at the annual meeting of shareholders or to serve as replacements in the event of a vacancy on the Board.  Each of the members of the Nominating and Corporate Governance Committee is independent, as defined in Section 803A of the company guide of the NYSE American LLC.  The Nominating and Corporate Governance Committee will also consider nominees submitted by shareholders to our Secretary if submitted in accordance with the procedures set forth in our Bylaws. You may obtain a copy of the Bylaws by writing to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention:  Corporate Secretary, David Hurst. Our Bylaws can also be found on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.

In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers several factors including: education, experience, knowledge, expertise, independence and availability to effectively carry out the duties of a Board member.  The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the Board to ensure the Board maintains the proper balance of knowledge and experience to effectively manage our business for the long-term interests of our shareholders.  The Nominating and Corporate Governance Committee initially identifies candidates for nomination through the Committee’s and management’s general industry contacts.  The Nominating and Corporate Governance Committee does not have a policy, nor has it been our practice, to consider for nomination any specific director candidates recommended by shareholders as no such request has ever occurred.  The Nominating and Corporate Governance Committee will review its policy position if such a request is received.  Shareholders may communicate with the Board as described herein below.

The Nominating and Corporate Governance Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.  Specifically with respect to the experience and qualifications of each of the persons nominated to serve on the Board, the Nominating and Corporate Governance Committee considered the foregoing information to conclude that each nominee should serve as a director of our Board.

Messrs. Pressler, Brasseux, Jenner and Scofield and Ms. Earley have previously stood for election to the Board of Directors.  In connection with the Annual Meeting, the Nominating and Corporate Governance Committee has recommended the Directors listed in this proxy.

Communications with the Board

Any shareholder or other interested party who wishes to communicate with the Board, a committee of the Board or any individual director may do so by contacting David Hurst, Corporate Secretary, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Communications will be relayed to the intended recipient on the Board in accordance with the request of the shareholder.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of our senior management on areas of material risk to us, including operational, financial, legal, regulatory, and strategic risks.

Mr. Pressler serves as both the Executive Chairman and the Chairman of the Board of the Company. The Board has not designated a lead independent director, but believes its leadership structure is appropriate given the active role the independent directors play on the Board’s standing committees. While the Board is aware of the potential conflicts that may arise when an interested director serves as Chairman, it believes these potential conflicts are offset by the Company’s strong corporate governance practices.

The Audit Committee is responsible for oversight of risks relating to our accounting matters, financial reporting and legal and regulatory compliance.  To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, our internal auditor and independent registered public accounting firm.

The Compensation Committee is responsible for overseeing risks relating to employment policies and our policies on structuring compensation programs.  To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks our compensation policies pose to our finances, human resources and shareholders.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 22, 2019.  Our officers serve at the discretion of our Board of Directors.

Name	Age	Position

Townes G. Pressler	83	Executive Chairman and Chairman of the Board

Tracy E. Ohmart	51	Executive Vice President, Chief Financial Officer and Treasurer

Sharon C. Davis	59	Executive Vice President, Chief Operating Officer and Chief Accounting Officer

Geoffrey L. Griffith	59	President, GulfMark Energy, Inc.

Kevin J. Roycraft	49	President, Service Transport Company

Townes G. Pressler currently serves as Executive Chairman and Chairman of the Board and has served in that capacity since September 2017; he has served on our Board of Directors since October 2011. Mr. Pressler serves as our principal executive officer.

        Tracy E. Ohmart currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has served in these capacities since June 2018. He was most recently with Horn Solutions, Inc. from 2017 to June 2018, and prior to that as Vice President and Chief Financial Officer of United Bulk Terminals USA, Inc., a privately-held subsidiary of Marquard & Bahls AG, from 2012 to 2016.  Immediately prior to joining United Bulk Terminals USA, Inc., he was Assistant Controller for Southwestern Energy Company from 2010 to 2012.  From 2005 to 2009, Mr. Ohmart was Assistant Controller of EPCO, Inc.  Prior to that, he held various accounting, finance, management and special projects positions with increasing responsibilities with TEPPCO Partners, L.P. from 2001 to 2005, and ARCO Pipe Line Company from 1989 to 2001.  Mr. Ohmart holds a Bachelor of Science in Accounting and Business Administration from the University of Kansas.  He serves as our principal financial and accounting officer.  Mr. Ohmart is a Certified Public Accountant in the State of Texas.

        Sharon C. Davis currently serves as Executive Vice President, Chief Operating Officer and Chief Accounting Officer and has served in these capacities since March 2015. She joined the company in 1992 and was previously employed by Arthur Andersen & Co.  Ms. Davis holds a Bachelor of Business Administration in Accounting from the University of Houston.  Ms. Davis is a Certified Public Accountant in the State of Texas.

        Geoffrey L. Griffith currently serves as President of GulfMark Energy, Inc. and has served in that capacity since 2004.  Mr. Griffith’s roles and responsibilities have increased since joining us in 2004.  Mr. Griffith holds a Bachelor of Arts in Business Administration from Colorado College.

Kevin J. Roycraft currently serves as President of Service Transport Company and has served in that capacity since November 2017. Mr. Roycraft was previously Executive Vice President at Dana Transport Inc. from January 2016 through November 2017. From November 2012 through October 2015, Mr. Roycraft was the President and Chief Executive Officer of Aveda Transportation and Energy Services. He holds a Bachelor of Science in Organizational Leadership and Supervision from Purdue University.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Executive Chairman, Chief Executive Officer, Chief Financial Officer and each of our other most highly compensated executive officers during the years ended December 31, 2018, 2017 and 2016, whose total annual salary and bonus for fiscal 2018 exceeded $100,000 (the “Named Executive Officers”).  We adopted a long-term compensation plan in 2018 and made grants to our executive officers.

				Stock	All
Name and		Salary	Bonus	Awards (2)	Other (3)	Total
Principal Position	Year	($)	($)	($)	($)	($)

Townes G. Pressler (1)	2018	300,000	300,000	75,250	575	675,825
Executive Chairman and	2017	83,077	75,000	—	10	158,087
Chairman of the Board

Tracy E. Ohmart (4)	2018	150,000	101,000	64,500	350	315,850
Executive Vice President,
Chief Financial Officer and
Treasurer

Josh C. Anders (5)	2018	94,615	—	—	4,135	98,750
formerly Executive Vice	2017	300,000	300,000	—	500	600,500
President, Chief Financial	2016	2,308	—	—	—	2,308
Officer and Treasurer

Sharon C. Davis	2018	275,000	150,500	59,125	19,817	504,442
Executive Vice President,	2017	275,000	206,250	—	19,437	500,687
Chief Operating Officer and	2016	239,808	—	—	20,421	260,229
Chief Accounting Officer

Geoffrey L. Griffith	2018	300,000	610,000	64,500	29,554	1,004,054
President,	2017	300,000	350,000	—	29,174	679,174
GulfMark Energy, Inc.	2016	300,000	410,000	—	29,244	739,244

Kevin J. Roycraft (6)	2018	263,000	200,000	56,545	23,693	543,238
President, Service	2017	20,231	—	—	—	20,231
Transport Company
_____________
(1) Mr. Pressler’s role as Executive Chairman began in September 2017; therefore, his compensation for 2017 covers September to December 2017 only.
(2) Amounts reflect the grant date fair value (computed in accordance with FASB ASC Topic 718) of restricted stock unit awards and performance share unit awards under the 2018 LTIP in 2018. For a discussion of the valuations of the restricted stock unit awards and the performance share unit awards, please see the discussion in Note 13 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
(3) All Other compensation includes employer matching contributions to our 401(k) savings plan, a car allowance, reimbursement for club dues and life and disability insurance premiums.  The Named Executive Officers receive no other perquisites or personal benefits.
(4)  Mr. Ohmart joined us as Executive Vice President, Chief Financial Officer and Treasurer in June 2018; therefore, his compensation covers June to December 2018 only.
(5) Mr. Anders resigned his position as Executive Vice President, Chief Financial Officer and Treasurer in April 2018.
(6) Mr. Roycraft joined us as President of Service Transport Company in November 2017; therefore, his compensation for 2017 covers November to December 2017 only.

COMPENSATION, DISCUSSION AND ANALYSIS

Background

We compete for talent in the Houston, Texas marketplace, which is heavily tied to the energy industry and related fields.  There is strong demand for executives in the energy industry (and in Houston in particular).  Within the public company community, Adams Resources & Energy, Inc. is consistently listed as one of the Houston areas’ top 100 companies as ranked by revenues.  As a measure of results, our “Performance Graph” prepared under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) appears in our 2018 Annual Report on Form 10-K.  The Performance Graph data indicates that our Integrated Oil and Gas peer group and the S&P 500 index had higher returns than us in each of the past five years.

Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, reviews and approves our executive compensation program for all senior executive officers, including our Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate, and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of our Company and our shareholders.  The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy.  To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies, and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and determines equity awards to be granted under our 2018 LTIP; and
•reviews and recommends to the Board any changes to director compensation.

The Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our senior executive officers, including individual components of total compensation, goals and performance criteria for incentive compensation and the grant of equity awards.  However, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.

Compensation Philosophy and Objectives

Our compensation philosophy, as implemented through the Compensation Committee, is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executive officer group. The Compensation Committee has adopted the following objectives, and executive compensation levels are determined in consideration thereof:

•Establish and maintain a level of compensation that is competitive within our industry and region.
•Provide an incentive mechanism for favorable results.
•Maintain a compensation system that is consistent with the objectives of sound corporate governance.

Design of Reward

Through mid-year 2018, it was our policy to pay all forms of compensation in cash.  In May 2018, we adopted a long-term incentive plan that we believe appropriately aligns our officers and promotes retention of talent.

Our management and the Compensation Committee review the results of the annual “Say on Pay” vote by shareholders for feedback on our executive compensation amounts. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that, among other objectives, reflects Company performance, job complexity and value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our shareholders.

Elements of Compensation

We utilize the following four elements of executive compensation to retain our executive officer group:

•Base salary
•Discretionary bonus
•Awards under our long-term incentive plan
•Benefits

Base Salary

The Compensation Committee considers adjustments to base salary for our executive officer group on an annual basis and may do so more frequently upon a change in circumstances. The annual base salary of our Executive Chairman is decided solely by the Compensation Committee in executive session without management present. The annual base salaries of the other members of our executive officer group are determined by the Compensation Committee with input or recommendations from our Executive Chairman. None of the members of our executive officer group have employment agreements.

The Compensation Committee did not adjust the 2017 base salaries of the Named Executive Officers during 2018.

Discretionary Bonus

Discretionary bonuses are used as an incentive for favorable results.  The discretionary bonus may also serve as a supplement to base salary levels, while allowing the Board flexibility when results are not consistent with expectations.  Discretionary bonuses are anticipated to increase or decrease with the prevailing trend for consolidated net earnings, cash flow and execution of our growth strategy.

Grants of Plan Based Awards

During 2018, we adopted the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan (“2018 LTIP”). We granted restricted stock unit awards and performance share unit awards to each executive officer. The following table presents information concerning each grant of an equity-based award in 2018 to a Named Executive Officer:

					Grant
					Date Fair
					Value of
					Equity-
					Based
Award Type/	Grant	Threshold	Target	Maximum	Awards
Named Executive Officer	Date	(#)	(#)	(#)	($) (1)

Restricted stock unit awards: (2)
Townes G. Pressler	6/29/2018	—	875	—	37,625
Tracy E. Ohmart	6/29/2018	—	750	—	32,250
Sharon C. Davis	6/29/2018	—	688	—	29,584
Geoffrey L. Griffith	6/29/2018	—	750	—	32,250
Kevin J. Roycraft	6/29/2018	—	658	—	28,294

Performance share unit awards: (3)
Townes G. Pressler	6/29/2018	438	875	1,750	37,625
Tracy E. Ohmart	6/29/2018	375	750	1,500	32,250
Sharon C. Davis	6/29/2018	344	687	1,374	29,541
Geoffrey L. Griffith	6/29/2018	375	750	1,500	32,250
Kevin J. Roycraft	6/29/2018	329	657	1,314	28,251
_______________
(1) The grant date fair value presented for the restricted stock unit awards and the performance share unit awards is based on the closing price of our common shares on June 29, 2018 of $43.00 per share. For information on the assumptions used in the valuation of these awards, see Note 13 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
(2) These awards vest approximately 33 percent annually over a three year period, with the first vesting date of May 8, 2019, and subsequently each of the next two years thereafter. The awards accrue dividends, if declared by us on our common shares, and will be paid to the recipient upon vesting of the awards.
(3) These awards vest on May 8, 2021. The awards accrue dividends, if declared by us on our common shares, and will be paid to the recipient upon vesting of the awards.

Restricted Stock Unit Awards

The restricted stock unit awards were granted under the 2018 LTIP. A restricted stock unit award is a grant of a right to receive our common shares in the future at no cost to the recipient apart from fulfilling service and other conditions once a defined vesting period expires, subject to customary forfeiture provisions. Restricted stock unit awards generally vest at a rate of approximately 33 percent per year beginning approximately one year after the grant date and are non-vested until the required service periods are satisfied by the recipient. For 2018, restricted stock unit awards were made in the number of shares equal to the approved award dollar value divided by the closing price of our common stock on the NYSE American on the date of grant, rounded up to the nearest whole share. Each award of restricted stock units to our Named Executive Officers were granted on June 29, 2018 and will vest on May 8, 2019 upon fulfillment of service and other conditions.

If dividends are paid with respect to our common shares during the vesting period, an equivalent amount of dividends will accrue and be held by us without interest until the restricted stock unit awards vest, at which time the amount will be paid to the recipient.

Performance Share Unit Awards

The performance share unit awards were granted under the 2018 LTIP. These awards are contingent upon the attainment of future performance goals during a performance cycle. The performance goals were pre-established by the Compensation Committee. Following the end of the performance period, the holder of a performance-based compensation award is entitled to receive payment of an amount not exceeding the number of shares of common stock subject to, or the maximum value of, the performance-based compensation award, based on the achievement of the performance measures for the performance period. The performance share unit awards generally vest in full approximately three years after grant date, and are non-vested until the requisite service period is satisfied by the recipient.

The performance share unit awards were granted to our Named Executive Officers on June 29, 2018 and will vest on May 8, 2021. The performance period for these awards is the period between January 1, 2018 and December 31, 2018. The performance share units will be earned based upon our performance during the performance period. Seventy-five percent of the award will be earned based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the award will be earned based on our attainment of adjusted pre-tax earnings, as defined in the award agreement.

If dividends are paid with respect to our common shares during the vesting period, an equivalent amount of dividends will accrue and be held by us without interest until the restricted stock unit awards vest, at which time the amount will be paid to the recipient.

Benefits

We also provide employee benefits, primarily consisting of a 401(k) plan (discussed below) and an employer sponsored medical plan.  The benefits provided to the executive officer group are no different than those offered to non-executive employees.  At the current time, we do not offer a defined benefit pension plan nor do we offer deferred compensation.

Perquisites

We provide the following perquisites:

•Life and Disability Insurance Premiums
•Automobile Allowance
•Club Dues Reimbursement

Club dues reimbursements and automobile allowances are paid to the executive officers consistent with the payment of such amounts to non-executive employees.  The requirement to pay such amounts is negotiated with the executive at the time of their initial employment.  Life and disability insurance premiums are paid on behalf of the executives consistent with the payment of such insurance premiums for non-executive employees.  Perquisite amounts are not considered annual salary for bonus purposes.

401(k) Plan

We offer a 401(k) plan to our employees and our executive officers.  As referenced in footnote (1) to the Summary Compensation Table, we make a matching contribution to the plan.  In 2018, we matched 100 percent of employee contributions up to 3 percent of compensation and matched 50 percent of employee contributions from 3 percent to 5 percent of compensation, subject to the Internal Revenue Code (“Code”) annual limits.  This level of matching contributions conforms to the Code’s safe harbor rules for 401(k) plans.

Compensation and Risk

In order to establish and maintain profitability, we become exposed to risk.  The most significant areas of risk involve commodity price risk, customer credit risk, and safety and security concerns.  Compensation policies for all employees are designed to promote the provision of management safeguards against risk and not incentivize excessive risk-taking.  Compensation policies toward this aim include the following:

•generally short-term contractual obligations with actual results fixed and determinable prior to the payment of employee bonuses; and
•a segregated internal reporting structure that puts the employees charged with managing and reporting risk on a separate reporting track from those employees committing us to contractual obligations, thereby providing independent monitoring of risk mitigation practices and procedures.

On a scheduled basis over the course of the year and through his death, Mr. Bell, representing the Compensation and Audit Committees, conducted interviews with key non-executive operating and accounting personnel to monitor compliance with our designed internal control structure and overall corporate strategies.  Management has concluded that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Process

Mr. Pressler, Executive Chairman

        Mr. Pressler was appointed Executive Chairman and Chairman of the Board in September 2017. By mutual agreement between Mr. Pressler and the Compensation Committee, Mr. Pressler’s 2018 annual base salary was set at $300,000, an amount aligned with the compensation of the current executive officers. The Compensation Committee determined the 2018 bonus amount for Mr. Pressler based on the Compensation Committee’s discretion consistent with historic trends.

Role of the External Compensation Advisor

In the fall of 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC to assist the Company with the design of the 2018 LTIP.

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”).  Our PEO is Mr. Pressler.  The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.  We believe our compensation philosophy and process yield an equitable result and our ratio is as follows:

Median Employee total annual compensation	$69,066
Mr. Pressler’s total annual compensation	$600,000
Ratio of PEO to Median Employee Compensation	8.7:1.0

For purposes of this calculation, we aggregated Mr. Pressler’s annual salary of $300,000 and 2018 bonus amount of $300,000 to arrive at the total PEO annual compensation.

In determining the median employee, a listing was prepared of all employees as of December 31, 2018.  Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2018.  The median amount was selected from the annualized list.  For simplicity, the value of our 401(k) plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits, and we utilize the Internal Revenue Code safe harbor provision for 401(k) discrimination testing.  As of December 31, 2018, we employed 703 persons of which 492 are professional truck drivers.

Compensation Practices—Tax Considerations

In establishing total compensation for our executive officer group, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Section 162(m) of the Code, which limits the deductibility of compensation paid to each covered employee.  Generally, Section 162(m) of the Code prevents a company from receiving a corporate income tax deduction for annual compensation paid to the chief executive officer and the three other most highly compensated officers of a public corporation in excess of $1 million. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, the Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of us or any of our subsidiaries, or was formerly an officer of us or any of our subsidiaries or had any relationship requiring disclosure by us during the year ended December 31, 2018.  None of our executive officers have served as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a member of our Board of Directors or the Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth information as of March 22, 2019, with respect to compensation plans under which our Common Stock may be issued:

Number of
securities
remaining
available for
	Number of		equity
	securities to	Weighted-	compensation
	be issued	average	plans (excluding
	upon exercise	exercise price	securities
	of warrants	of outstanding	reflected in
Plan Category	and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	150,000	—	120,403
Equity compensation plans not approved by security holders	—	—	—
Total	150,000	—	120,403

COMPENSATION COMMITTEE REPORT

March 22, 2019
To the Board of Directors:

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate by reference into any filing we make under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee of the Board of Directors currently consists of Messrs. Brasseux and Jenner.  Mr. Bell served as a member of the Compensation Committee until his passing on February 27, 2019. Mr. Brasseux was Chairman of the Compensation Committee through March 11, 2019, at which time, Mr. Jenner was appointed Chairman. The duties and responsibilities of the Compensation Committee are set forth in a written charter adopted by the Board of Directors and such charter is available on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.  Each of the members of the Compensation Committee is independent, as defined in Section 803A of the NYSE American LLC Company Guide.

We have reviewed and discussed with management the above Compensation Discussion and Analysis (“CD&A”) and based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018.

Richard C. Jenner, Chairman
Murray E. Brasseux

ITEM 2 – APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Under the provisions of Section 951 of the Dodd-Frank Act, our shareholders are entitled to vote at the Annual Meeting to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.  As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to provide aggregate compensation opportunities for our Named Executive Officers that are both competitive in the business marketplace and are based upon company and individual performance.

The advisory vote regarding the compensation of the Named Executive Officers described in this Item 2 shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.  Abstentions and broker non-votes will not be counted as either votes cast for or against Item 2.

If no voting specification is made on a properly returned or voted proxy card, the persons named as Proxy Holders in the enclosed proxy have indicated they will vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement and described in this Item 2.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to item 402 of regulation S-K.

DIRECTOR COMPENSATION

Directors who are our employees do not receive fees or any other compensation for their services as directors. Directors who are not employees received cash compensation as presented in the table below. Director fees are based on a flat amount and are paid on a quarterly basis.  Directors are also reimbursed for direct out-of-pocket expenses in connection with travel associated with meeting attendance. Each director also received a grant under the 2018 LTIP of 375 restricted stock units on June 29, 2018, which vest on May 8, 2019.

	Director Compensation
	Cash fees	Stock Awards (1)	Total

E. C. Reinauer, Jr. (2)	$30,000	$—	$30,000
Larry E. Bell (3)	81,000	16,125	97,125
Murray E. Brasseux	76,000	16,125	92,125
Michelle A. Earley	66,000	16,125	82,125
Richard C. Jenner	76,000	16,125	92,125
W.R. Scofield	66,000	16,125	82,125
_______________
(1) Represents the grant date fair value of grants of 375 restricted stock unit awards to each of our directors on June 29, 2018. The grant date fair value of restricted stock unit awards is based on the grant date market price of our common shares of $43.00 per share (computed in accordance with FASB ASC Topic 718). For a discussion of the valuation of restricted stock unit awards, please see the discussion in Note 13 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. As of December 31, 2018, each director held 375 restricted stock unit awards that will vest on May 8, 2019.
(2) Mr. Reinauer retired from the Board effective at the end of his term in May 2018.
(3) Mr. Bell passed away on February 27, 2019. His restricted stock unit awards vested upon his death.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

KPMG LLP served as our independent registered public accounting firm in 2017 and 2018 providing audit and financing services since their appointment in June 2017. Deloitte & Touche LLP (“Deloitte”) served in that capacity from 2002 until their dismissal in June 2017. Our Audit Committee unanimously approved and authorized the change, directed the process of review of candidate firms to replace Deloitte and made the final decision to engage KPMG LLP. No dispute or disagreement existed on any issue between us and Deloitte.

Fees for professional services provided by our independent registered public accounting firm in each of the last two years in each of the following categories were as follows:

	2018	2017
	KPMG	KPMG	Deloitte

Audit Fees (1)	$864,000	$805,000	$283,700
Audit-related Fees (2)	10,000	—	—
Tax Fees (3)	50,000	—	—
All Other Fees	—	—	—
Total	$924,000	$805,000	$283,700
_______________
(1) Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2) Audit-related fees represent amounts billed for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes fees for services normally provided in connection with regulatory filings or engagements including comfort letters and other services related to SEC matters. For the year ended December 31, 2018, the category includes fees for the filing of a registration statement on Form S-8. There were no amounts for the year ended December 31, 2017.
(3)  Tax fees represent amounts billed for professional services rendered in connection with tax advisory services related to the bankruptcy of our upstream crude oil and natural gas exploration and production subsidiary.

The scope and all fees associated with audit and other services performed by KPMG LLP are pre-approved by the Audit Committee on an annual basis.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, has the responsibility to assist our Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting our practices and those of our subsidiaries and the sufficiency of the audits of all of our activities.  The Audit Committee is the Board’s agent in ensuring the integrity of our financial reports and those of our subsidiaries, and the adequacy of disclosures to shareholders.  The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing our financial transactions involving any related parties.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by our independent registered public accountants.  This policy relates to audit services, audit-related services, tax and all other services that may be provided by our independent registered public accountants and is intended to ensure that such services do not impair the auditor’s independence.  The policy requires the pre-approval by the Audit Committee of all services to be provided by our independent registered public accountants.  Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accountants.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services that such member or members has approved.  The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accountants.

REPORT OF THE AUDIT COMMITTEE

March 22, 2019
To the Board of Directors:

The Audit Committee of the Board of Directors currently consists of Messrs. Brasseux and Jenner. Mr. Bell served as Chairman of the Audit Committee until his passing on February 27, 2019. Mr. Brasseux was appointed Chairman of the Audit Committee upon Mr. Bell’s death. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, a copy of which is available on our website at www.adamsresources.com under Investor Relations – Corporate Governance.  Each member of the Audit Committee is independent, as defined in Section 803A of the NYSE American LLC Company Guide, and the Board has determined that Mr. Brasseux is an “audit committee financial expert” as defined by the SEC. Mr. Bell had previously been designated an “audit committee financial expert” as defined by the SEC.

We have reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2018.

The Audit Committee received from and discussed with KPMG LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP, the auditors’ independence.  These items relate to that firm’s independence from us.  In addition, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable accounting standards.  The Audit Committee monitored auditor independence, reviewed audit and non-audit services performed by KPMG LLP and discussed with the auditors their independence.   All of the services provided by our principal accounting firm described in this proxy statement were approved in accordance with this policy, and the Audit Committee has determined that the independent registered public accountants’ independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Murray E. Brasseux, Chairman
Richard C. Jenner

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review, Approval, or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for approval of transactions between the Company and its related parties, defined in the policy as its directors, director nominees, executive officers, greater than 5 percent beneficial owners, each of their respective immediate family members, and any firm, corporation or other entity in which of any of the foregoing persons is employed as an officer, general partner or principal or in a similar position or in which such person has a 10 percent or greater beneficial ownership interest.  Pursuant to the policy, all transactions involving the company and a related party shall be subject to pre-approval or ratification by the Audit Committee after consideration of the material facts of the transaction.  In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

TRANSACTIONS WITH RELATED PERSONS

We enter into certain transactions in the normal course of business with affiliated entities, including direct cost reimbursement for shared phone and administrative services.  For the year ended December 31, 2018, affiliated entities charged us approximately $69,000 on a net basis.  We also lease our corporate office space in a building operated by an affiliate of KSA Industries, Inc., an affiliated entity.  The lease rental rate was determined by an independent appraisal.  Rental expense paid to the related party for 2018 totaled $0.5 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock held of record on March 22, 2019, (i) by the Named Executive Officers, directors and nominees for director, (ii) by beneficial owners of more than five percent of the Common Stock, and (iii) by all officers and directors as a group.  Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

	Shares of
	Common Stock
	Beneficially		Percent
Name and Address of Beneficial Owner	Owned		of Class

Townes G. Pressler	2,000		*
Michelle A. Earley	—		*
Murray E. Brasseux	—		*
Richard C. Jenner	500		*
W.R. Scofield	—		*
Sharon C. Davis	500		*
Tracy E. Ohmart	400		*
Geoffrey L. Griffith	12,183		*
Kevin J. Roycraft	—		*

KSA Industries, Inc.	1,644,275	(1)	39.0%
Barclay Cunningham Adams	1,731,041	(1)	41.0%
Kenneth Stanley Adams, IV	1,730,442	(1)	41.0%
Susan Cunningham Lewis	1,651,330	(1)	41.7%
Susan Adams Smith	1,759,260	(1)	41.7%
Amy Adams Strunk	1,755,159	(1)	41.6%

Dimensional Fund Advisors LP	354,682	(2)	8.4%
6300 Bee Cave Road
Austin, Texas 78746

Renaissance Technologies LLC and	297,400	(3)	7.0%
Renaissance Technologies Holdings Corporation
800 Third Avenue
New York, New York 10022

Officer and Directors	15,583		0.4%
as a group (9 persons)
___________________________
* Less than 1 percent.

(1) Based in part on information contained in Schedule 13D/A filings with the SEC on November 1, 2017.  Mr. Barclay Adams, Mr. Kenneth Stanley Adams, IV, Ms. Susan Cunningham Lewis, Ms. Susan Adams Smith and Ms. Amy Adams Strunk, collectively comprise all of the shareholders of KSA Industries, Inc.  In addition to their indirect holding through KSA Industries, Inc., Mr. Barclay Adams holds 86,766 shares directly, Mr. Kenneth Stanley Adams, IV holds 86,167 shares directly, Ms. Lewis holds 7,055 shares directly, Ms. Strunk holds 110,884 shares directly, and Ms. Smith holds 114,685 shares directly. Ms. Smith also holds 300 shares indirectly through her spouse, Thomas S. Smith.
(2) Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP.  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over these securities that are owned by the Funds, and may be deemed to be the beneficial owner of such securities held by the Funds.  However, all securities reported herein are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.
(3) Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and written representations from reporting persons that no Form 5 was required, we believe that all required Form 3, 4 and 5 reports for transactions occurring in 2018 were timely filed.

CODE OF ETHICS

We have adopted a code of ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including our principal executive officer, principal financial and accounting officer, and persons performing similar functions (the “Principal Officers”).  A copy of the Code of Ethics is posted on our website at www.adamsresources.com under Investor Relations – Corporate Governance, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics with respect to our Principal Officers by posting such information on this Internet website.

ADDITIONAL INFORMATION

Appointment of Auditors

The present intention of the Audit Committee of the Board of Directors is to appoint KPMG LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2019.  KPMG LLP was first appointed as our auditors in 2017.  A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder Proposals

Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, all shareholder proposals must be submitted in writing by November 30, 2019 to Adams Resources & Energy, Inc., c/o Investor Relations, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  The notice should contain the text of any proposal, the name and address of the shareholder as it appears in our books, the number of our common shares that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.  If a shareholder submits a proposal for consideration at the 2020 Annual Meeting after November 26, 2019, our proxy for the 2020 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2020 Annual Meeting.

Other Matters

We know of no matters to be presented for consideration at the Annual Meeting other than those described above.  If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to shareholders who have the same address unless we receive a request that the shareholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting shareholder.  Shareholders who share an address and receive only one copy, or shareholders who share an address and receive two copies, may notify us that they wish to receive separate Annual Reports or Proxy Statements, or wish to receive only one Annual Report and Proxy Statement, as applicable, may notify us of such request by calling (713) 881-3600 or sending a written request to 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary

Houston, Texas
March 22, 2019

ANNUAL MEETING OF SHAREHOLDERS OF

ADAMS RESOURCES & ENERGY, INC.

May 14, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.adamsresources.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503000000000000000 0 051419

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ T.G. Pressler
- ○ M.A. Earley
- ○ M.E. Brasseux
- ○ R.C. Jenner
- ○ W.R. Scofield

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

	FOR	AGAINST	ABSTAIN
2. Proposal for an Advisory Resolution on Executive Compensation.	☐	☐	☐

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS (1) AND (2) AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BEPRESENTED AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ADAMS RESOURCES & ENERGY, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 14, 2019

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoint(s) T.G. Pressler and M. E. Brasseux, and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas, 77027 on Tuesday, May 14, 2019 at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present:

(To be Signed on Reverse Side)

1.1 14475